EXHIBIT 10.16

FORM OF OPTION AGREEMENT

[Title] by [Author] OPTION AGREEMENT

This Option Agreement (“Agreement”) is entered into as of June 9, 2020, between Regnum Corp., a Nevada corporation (“Purchaser”) and [Production Company] f/s/o [Seller] (“Seller”) with respect to an exclusive option to acquire all right, title, and interest in and to the screenplay written by Seller presently entitled “[Title]” (the screenplay, together with the titles, themes, contents, characters, stories and all elements contained therein is herein referred to as the “Property”), in connection with an intended television or “new media” series to be produced by Purchaser based thereon (the “Series”) or a theatrical motion picture to be produced by Purchaser based thereon (the “Picture”, and collectively with the Series, the “Project”).

A. CONDITIONS PRECEDENT: All of Purchaser’s obligations hereunder are conditioned upon (i) Purchaser’s approval of the chain of title attendant to the Property (Purchaser acknowledges satisfactory receipt and approval of the foregoing), and (ii) Purchaser’s receipt of a copy of this Agreement, the Short Form Option Agreement, the Assignment and the Certificate of Authorship attached hereto as Exhibits “A,” “B” and “C” respectively, each executed by Seller.

1. OPTION:

1.1 Grant: Seller hereby grants to Purchaser the exclusive and irrevocable right and option (the “Option”) to purchase all right, title and interest in and to the Property, as more particularly set forth in Paragraph 5 hereof, on the terms and conditions set forth herein. Purchaser may exercise the Option at any time during the period (the “Option Period”) commencing on the date upon which the conditions precedent set forth in Paragraph A above have been satisfied (the “Commencement Date”) and continuing until the date which is six (6) months thereafter.

1.2  Option Payment: In consideration of the grant of the Option as provided herein, Purchaser agrees to pay and Seller agrees to accept the sum One Thousand Dollars ($1,000) (the “Option Price”), the receipt and sufficiency of which is hereby acknowledged. Payment terms are Net 30. The Option Price shall be applicable against the Purchase Price (as defined below).

1.3  Extension Period: Seller grants to Purchaser the exclusive and irrevocable right and option to extend the Option Period for an additional period of six (6) months (the “Extension Period”) by giving notice thereof to Seller and paying to Seller, at any time prior to the expiration of the Option Period, the additional sum of One Thousand Dollars ($1,000) (the “Extension Payment”). The Extension Payment shall be applicable against the Purchase Price (as defined below). The initial Option Period and the Extension Period shall sometimes be collectively and/or individually referred to herein as the “Option Period.”

1.4 Other Extensions: In the event that a claim is asserted (whether or not resulting in litigation) which involves the breach or alleged breach of any of Seller’s representations, warranties or agreements contained herein, or in the event of Seller’s default, the Option Period shall automatically be extended for a period of time equal to the period of time in which such claim is outstanding or unresolved, or, in the event of Seller’s default, for a period of time equal to the duration of any such default, but in no event to exceed one (1) year. In addition, if there shall be an event of force majeure (as that term is customarily defined in the entertainment industry) including, without limitation, any strike, walkout or other work stoppage by any union, guild or other labor organization against motion picture producers during the Option Period, the Option Period shall automatically be extended by a period equal to the duration of such event of force majeure, but in no event to exceed six (6) months.

1.5 Development and Production Activities: During the Option Period, Purchaser shall have the right to engage in development and pre-production activities with respect to the Property and the Project. Any and all material created or written in connection with such development or pre-production activity shall remain Purchaser’s sole and exclusive property (whether or not Purchaser exercises the Option). Upon expiration of the Option, all rights to all materials created in connection with the Property, including, without limitation, the results and proceeds of all writing services rendered by Seller or by or for Purchaser and its employees and agents, shall revert or will be assigned free and clear to Seller.

1

1.6 Exercise of Option: Purchaser shall be entitled to exercise the Option by written notice thereof to Seller or by commencing principal photography of the pilot of the Series or the Picture at any time prior to the expiration of the Option Period.

1.7  Assignment: Concurrently with the execution hereof, Seller is executing and depositing with Purchaser an Assignment (the “Assignment”) in the form of Exhibit “B” attached hereto. If Purchaser exercises the Option, then upon such exercise the Assignment shall be deemed dated as of the date of such exercise, Purchaser being hereby authorized to date the Assignment accordingly, and the Assignment shall be conclusively deemed to have been executed and delivered by Seller.

2. CONSIDERATION: In the event that Purchaser exercises the Option, and upon condition that Seller is not in material, uncured default hereunder, Purchaser shall pay to Seller, as full and complete consideration for all of the rights granted hereunder:

2.1 Picture Purchase Price: In the event the Purchaser exercise the Option for the Picture, an amount equal to two and one-half percent (2.5%) of the final approved “going in” budget of the Picture (the “Budget”) excluding actual contingency, completion bond costs, interest and other actual, direct, third-party finance charges) (the “Picture Purchase Price”); it being understood, however, that the Picture Purchase Price shall in no event be less than the then-current WGA Minimum (e.g., $38,000 in the event the Picture qualifies as a “low budget” picture under the WGA or $78,205 in the event the Picture qualifies as a “high budget” picture under the WGA). The Picture Purchase Price shall be payable by Purchaser upon Purchaser exercising the Option hereunder, but in any event no later than the commencement of principal photography of the Picture. Notwithstanding the foregoing, if the Budget is not determined at the time the Option is exercised, Purchaser shall pay the WGA Minimum for a “low budget” picture upon exercise of the Option and the remaining balance shall be due and payable upon the final determination of the Budget, but in any event no later than the commencement of principal photography of the Picture.

2.2 Picture Contingent Compensation:

2.2.1 If the Picture is produced, and, upon final credit determination in accordance with the minimum requirements of the Writers Guild of America Basic Agreement (“Final Credit Determination”), Seller is entitled to receive sole “Screenplay By” credit for the Picture, Seller shall be entitled to receive an amount equal to two and one half percent (2.5%) of one hundred percent (100%) of the “Net Proceeds”, if any, derived from the exploitation of the Picture.

2.2.2   If the Picture is produced, and, upon Final Credit Determination, Seller is entitled to receive shared “Screenplay by” credit for the Picture, Seller shall be entitled to receive contingent consideration in an amount equal to one and one-quarter percent (1.25%) of one hundred percent (100%) of the “Net Proceeds”, if any, derived from the Picture.

2.2.3  For purposes of this Agreement, “Net Proceeds” shall be defined, computed and paid to Seller in accordance with Purchaser’s standard definition of “Net Proceeds”, provided that in no event shall the “Net Proceeds” definition, payment (i.e. on a pari passu basis with all other “Net Proceeds” participants) and accounting of “Net Proceeds” accorded to Seller be less favorable than the definition, payment and accounting of “Net Proceeds” accorded to Purchaser, its principals, employees and affiliates or any third party receiving contingent compensation for services rendered with respect to the Picture.

2

2.3 Series Purchase Price. In the event the Purchaser exercise the Option for the Series, Purchaser shall pay to Seller upon the exercise of the Option, Thirty Thousand Dollars ($30,000) (the “Series Purchase Price”, and collectively with the Picture Purchase Price, the “Purchase Price”), less the Option Payment, Extension Option Payment and Second Extension Option Payment. The Series Purchase Price shall be payable upon exercise of the Option described herein, but in no event later than the date of commencement of principal photography of the pilot episode of the Series.

2.4 Series Contingent Compensation.

2.4.1 Series Royalty. If the Series is produced and exhibited in the United States, in any media, then Seller shall be paid a per-episode royalty of Two Thousand Five Hundred Dollars ($2,500) (the “Royalty”) for each episode produced for the initial season of the Series. Such Royalty shall increase by five percent (5%) increments on a cumulative basis for each season after the initial season of the Series.

2.4.2 Series MAGR. In the event that the pilot (or initial episode) for the Series is produced and exhibited in the U.S., in any media, then Seller shall be entitled to receive an amount equal to one and one half percent (1.5%) of the modified adjusted gross receipts (“MAGR”) derived from the exploitation of the Series. MAGR shall be defined, computed and paid in accordance with the applicable network’s or new media distributor’s standard definition but no less favorable than the MAGR definition accorded to Purchaser by the applicable network/new media distributor.

3.  FIRST OPPORTUNITY: If Purchaser or its licensee, designee or assigns elect to engage a writer to provide additional writing services in connection with the Screenplay, then, provided that (i) Seller has not been terminated for material uncured breach of Seller’s obligations hereunder; and (ii) Seller is ready, willing and able to perform writing services as, when and where reasonably required by Purchaser (in meaningful consultation with Seller), then Seller shall be accorded the first opportunity to write such additional writing services. Purchaser shall negotiate in good faith with Seller with respect to Seller’s writing services in connection with such additional writing services for a period of thirty (30) days (the “Negotiation Period”); provided that if the parties are unable to reach an agreement pursuant to such good faith negotiations within a reasonable period of time (not to exceed  thirty (30) days) then Purchaser shall have no further obligations to Seller with respect to any such additional writing services.

4.  SUBSEQUENT PRODUCTIONS: Provided that Seller, upon Final Credit Determination, shall have been accorded sole or shared “Screenplay by” credit in connection with the Project and provided further that Seller is not in material, uncured default hereof, Seller shall have the right of first opportunity to write any derivative projects, including but not limited to, the applicable projects described below, on terms no less favorable than those provided for the Project hereunder and it being agreed and acknowledged that Seller shall have the right to independently negotiate the terms and conditions of Seller’s rendering services on such Subsequent Productions (e.g. producer, consultant, etc.).

5. GRANT OF RIGHTS:

5.1  Rights in the Property: Upon exercise of the Option and payment of the Purchase Price, Seller shall be deemed to have granted and assigned to Purchaser, and Purchaser shall own, exclusively, absolutely and outright, and in perpetuity, all right, title and interest whatsoever in and to the Property, including, without limitation, all motion picture, television (including free, pay, cable, live or otherwise), dramatic, audio-visual (by means of cassettes, discs, and all other devices whether now or hereafter known), radio, live stage, computer-assisted media (including, without limitation, CD-1, CD-ROM, interactive cable and all other devices and methods whether now known or hereafter devised), publication, character and allied and ancillary rights thereto including the copyright in the Property and all renewals and extensions of copyright, the title of the Property and all characters contained therein, and all revisions, adaptations, dramatizations, and translations thereof and additions thereto, in all languages, for the entire universe, and Purchaser shall have the sole and exclusive right to produce, distribute, advertise, publicize and otherwise exploit any motion picture or other production or work based thereon, including, without limitation, any sequel to or remake of the Project, by any method and by any means whatsoever, whether now known or hereafter devised.

3

5.2  Rights in the Additional Writing Services: Subject to paragraph 1.5, Seller acknowledges that all literary or other material written by Seller pursuant to Paragraph 3 (if any), and all other results and proceeds of Seller’s services hereunder will be a “work made for hire” specifically commissioned by Purchaser under the Copyright Act of 1976 for use as part of a motion picture or other audiovisual project, and Seller agrees that Purchaser shall be the sole and exclusive owner of all such literary material and other results and proceeds of Seller’s services hereunder, including the copyright (and renewals and extensions) thereof, and that Purchaser shall have the sole and exclusive rights throughout the world in perpetuity of production, recordation, public performance, publication, broadcasting, and reproduction by any method of all such literary material and other results and proceeds of Seller’s services hereunder.

5.3  Preproduction Activities and Other Rights: Seller agrees that throughout the Option Period, and thereafter if the Option is exercised, Purchaser shall have the right, but not the obligation, to negotiate for and enter into agreements relative to the financing, development, production and distribution of any motion picture or other production or work based on the Property and to do any and all other acts customarily done by producers in connection with the development and production of a literary property for television, motion pictures or otherwise. In addition, Purchaser shall have the right to vary, change, adapt, modify, interpolate in, transpose and/or rearrange, add material to and remove material from (herein collectively “revise”) the Property and any additional writing services performed by Seller per paragraph 3 (if any) as Purchaser shall in its sole discretion deem appropriate. Seller hereby waives the benefits of any provision of law known as the “droit moral” or any similar law in any country or territory of the world and agrees not to institute, support or permit any action or lawsuit on the ground that any motion picture or other production produced, distributed or exploited by Purchaser in any way constitutes an infringement of any of Seller’s droit moral or is in any way a defamation or mutilation of the Property or any part thereof or contains unauthorized variations, changes or translations.

5.4 Name, Likeness, Etc.: Purchaser shall have the perpetual right to use and authorize others to use the name, voice and approved likeness of Seller and approved biographical information (provided that Seller provides Purchaser therewith in a timely manner as required by Purchaser) pertaining to Seller for advertising and publicity purposes in connection with any use or proposed use of the Property, the Project or any other motion picture, television program or other production based on the Property, provided that Seller shall not be portrayed as using or endorsing any product or service without Seller’s prior written consent.

5.5 Reversion: In the event that Purchaser exercises the Option hereunder and principal photography of the Project has not commenced, subject to force majeure extensions, within seven (7) years from the date of the Exercise of the Option, then Seller shall have the right thereafter to repurchase from Purchaser on a quitclaim basis all of Purchaser’s rights in the Property by written notice to Purchaser accompanied by instruments in a form reasonably satisfactory to Purchaser (a) guaranteeing full payment to Purchaser of an aggregate amount equal to all payments made to Seller hereunder and under any other agreement between Seller and Purchaser no later than commencement of principal photography of the first production based on the Property, plus interest on such aggregate amount at the average commercial lending rate charged from time to time by Purchaser’s principal lenders through the date of repayment, and (b) assuming all executory obligations in connection with the Property and any productions based thereon, and indemnifying Purchaser with respect to all claims and liabilities which may arise in connection with the Property and any productions based thereon.

4

5.6 Reservation of Rights: Seller reserves the following rights:

5.6.1 Print publication rights (which for purposes hereof shall also be deemed to include (i) single voice non-dramatic readings of the Property for so called “books-on-tape”, (ii) single voice non-dramatic recital readings of the Property; and (ii) electronic versions of the Property (e.g., CD-I and CD-ROM) provided such uses contain only text in the Property (subject to the limited publishing rights granted to Purchaser for advertising, promotion, and exploitation purposes as set forth above); provided however that said reserved print publication rights shall not relate to or include any adaptation, version, revision of, or change in, the Property made by or with the authorization of or at the direction of Purchaser. Notwithstanding the foregoing, Purchaser shall be entitled to the right to use, and to authorize the use of excerpts of the Property not to exceed seven thousand five hundred (7,500) words, in connection with Purchaser’s limited publication rights as set forth above; and Purchaser shall have the right to publish, and to authorize the publication of any “making of,” production history, personal commentary, souvenir programs or similar publication, based on the Property, with or without illustrations; it being understood that in no event shall Purchaser be granted the right to publish the screenplay or novelizations thereof.

5.6.2 Radio rights, (subject to the radio rights granted to Purchaser for advertising, promotion, and exploitation purposes as set forth in Paragraph 5 above) and Seller’s author sequel rights (as defined below). For the purposes of this paragraph, the term Seller’s “author sequel rights” refers to and includes rights equivalent to the “Rights” in any literary, dramatic, or other material which Seller shall write, or for which Seller shall cause the preparation or writing, of any such material as to which Seller shall have or shall acquire the equivalent of the Rights, in which the leading character or characters is or are taken from the Property and is or are shown as participating in new or different events than those in which such character or characters participated in the Property, and in which the story is different from that set forth in the Property, or any other literary, dramatic or other material which is based upon the subject matter of the Property. If Purchaser exercises the Option, no sequel rights or television series rights may be granted to any other person or entity; but characters contained in the Property may be used in motion pictures whose plot is based upon the plot of the respective Seller’s “author sequel” rights subject to the other provisions of this paragraph.

5.6.3 Seller agrees not to exercise, or to authorize or permit the exercise of, or to sell, license or otherwise dispose of any of the reserved print publication, radio rights, or Seller’s author sequel rights referred to Paragraphs 5.6.1 and 5.6.2 until after the expiration of the period commencing on the day of this Agreement and expiring three (3) years after the first general theatrical release of the Project in the United States or seven (7) years after the date of this Agreement, whichever occurs first.

6. REPRESENTATIONS AND WARRANTIES: Seller hereby represents and warrants that:

6.1  Seller is the sole and exclusive owner of all of the rights herein granted to Purchaser in and to the Property, and Seller has the full and sole right, power and authority to enter into and perform this Agreement and to convey all of the rights hereby conveyed to Purchaser;

6.2 Seller is not subject to any obligation or disability which prevents Seller from performing all of the covenants and conditions to be kept or performed by Seller hereunder, and Seller has not heretofore made nor will Seller hereafter make any grant, assignment, commitment, agreement or do any act which materially interferes with the full and complete enjoyment by Purchaser of Seller’s services hereunder or the rights granted hereunder;

5

6.3 Except to the extent that such material is in the public domain or incorporated by or on behalf of Purchaser, the Property is wholly original with Seller in all respects and, to the best of Seller’s knowledge, no part thereof has been taken from or based upon any other literary, dramatic or musical material or any motion picture or television production and its use hereunder by Purchaser will not in any way infringe upon or violate any copyright, common law rights or literary, dramatic or motion picture rights of, or constitute a defamation or invasion of the rights of privacy and/or publicity of any person, firm or corporation whatsoever;

6.4 No part of the rights herein conveyed to Purchaser have in any way been encumbered, conveyed, granted or otherwise disposed of, and the same are free and clear of any liens or claims whatsoever and there are no claims, litigation or other proceedings pending, outstanding or, to the best of Seller’s knowledge, threatened which might in any way prejudice, interrupt, impair, limit, diminish or interfere with the rights granted to Purchaser hereunder;

6.5 The Property has not previously been exploited in any medium of communication; and

6.6 The Property is and shall be wholly protected by copyright in the United States, is not and shall not be in the public domain, and may be protected elsewhere so far as the laws of other countries provide copyright in the United States for such protection.

7.  INDEMNIFICATION: Seller hereby indemnifies and agrees to hold Purchaser, its directors, employees, agents, successors, assigns and licensees harmless from and against any and all judgments, liabilities, damages, penalties, losses, claims and expenses (including reasonable, outside attorneys’ fees and disbursements) arising out of any breach by Seller of any warranties, representations or agreements contained in this Agreement. Purchaser hereby indemnifies, defends and agrees to hold Seller, its directors, employees, agents, successors, assigns and licensees harmless from and against any and all judgments, liabilities, damages, penalties, losses, claims and expenses (including reasonable, outside attorneys’ fees and disbursements) arising out of or in connection with any breach by Purchaser of any warranties, representations or agreements contained in this Agreement or with respect to the development, production and exploitation of the Project, or any rights therein or elements thereof.

8. CREDITS: In the event the Project is produced and provided that Seller is not terminated for uncured, material default hereof, Seller shall be accorded writing credit in accordance with the minimum requirements of the Writers Guild of America Basic Agreement, as if such agreement applied. Subject to the foregoing, all other aspects of Seller’s credit (if any) shall be determined in the sole discretion of Purchaser, if applicable, or the third party distributor and/or financier of the Project. No casual or inadvertent failure by Purchaser, nor any failure by a third party, to accord Seller credit hereunder shall be deemed to be a breach of this Agreement; provided, however, that upon receipt of written notice from Seller, Purchaser shall use reasonable good faith efforts to cause any third party to cure prospectively any such failure to comply. Purchaser shall contractually obligate the U.S. distributor(s) of the Project to comply with the provisions contained in this Paragraph 8.

9.  REMEDIES: Seller agrees that the rights and privileges granted to Purchaser hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law, and that a breach by Seller of any of the provisions contained herein will cause Purchaser to suffer irreparable injury and damage. Seller hereby expressly agrees that Purchaser will be entitled to seek injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by Seller. Resort by Purchaser to injunctive or equitable relief, however, will not be construed as a waiver of any of the rights which Purchaser may have against Seller for damages or otherwise. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy. Notwithstanding the foregoing, in the event of any breach or alleged breach of this Agreement by Purchaser, Seller’s sole right shall be to seek the recovery of money damages, and Seller shall not have the right to terminate or rescind this Agreement or in any way to enjoin or restrain the development, production, distribution, exhibition, advertising or exploitation of the Project or any of the other rights granted to Purchaser hereunder.

6

10. NO OBLIGATION TO PROCEED: Nothing contained herein shall in any way obligate Purchaser to utilize the Property, use Seller’s services hereunder or to include the results and proceeds of Seller’s services in the Project, or to produce, exhibit, advertise or exploit a motion picture, television program or any other work based on the Property.

11.  ASSIGNMENT: Purchaser shall have the right to assign this Agreement without Seller’s written approval, in whole or in part, to any company or entity; provided, however, that unless such assignment is to a so- called “major” or “mini-major” motion picture company, television network or similarly financially responsible third party which assumes in writing Purchaser’s executory obligations hereunder, Purchaser shall remain secondarily liable. Seller may (on a one-time only basis) assign the right to receive payment hereunder, otherwise, Seller may not assign this Agreement.

12. ADDITIONAL DOCUMENTS: Seller shall deliver to Purchaser the short form Option Agreement, the Assignment and the Certificate of Authorship attached hereto as Exhibits “A”, “B” and “C” respectively, duly executed by Seller, and any amendments or modifications thereto required by Purchaser and, at Purchaser’s request, any and all further assignments and other instruments consistent herewith reasonably necessary or desirable to carry out the purposes and intent of this Agreement. Seller hereby irrevocably appoints Purchaser (which appointment shall be coupled with an interest) the true and lawful attorney-in-fact of Seller to execute, acknowledge and deliver any such assignment or instrument if Seller shall fail or refuse to execute, acknowledge or deliver the same within five (5) business days following receipt of request. Purchaser shall provide Seller with copies of all documents executed hereunder.

13. NOTICES: All notices required hereunder shall be in writing and shall be given either by personal delivery, telegram, telecopy, e-mail, or by registered or certified mail (postage prepaid), and shall be deemed given hereunder (unless actual receipt is hereinabove required) on the date delivered, telegraphed, telecopied or emailed or a date three (3) business days after the date mailed. Until further notice, the addresses of the parties shall be as follows:

SELLER:	PURCHASER:

[Name]	Regnum Corp.
[Address]	765 Beach St.
[Address]	San Francisco, CA
[Address]	94109

14. NON-WGA: Seller acknowledges that Purchaser is not a signatory with the WGA nor shall this Agreement be subject to the WGA Basic Agreement. Notwithstanding the foregoing, the production company that produces the Project shall become a signatory to the WGA Basic Agreement and Seller shall be deemed a “professional writer” under the terms of the WGA Basic Agreement and, (ii) Seller shall be considered a “participating writer” and, as such, shall be eligible to be listed on the Notice of Tentative Writing Credits for the Project. As such, in the event this agreement at any time becomes subject to the terms of the WGA Basic Agreement, it will automatically be deemed retroactively amended (i) to comply with the minimum terms of the WGA Basic Agreement, (ii) to provide that any payments made pursuant hereto will be applied against any WGA signatory obligations thereunder, and (iii) to deem Seller a "professional writer" so that Seller's work hereunder will be deemed to have been subject at all times to the terms of the WGA Agreement.

7

15.  GENERAL LIABILITY/ERRORS & OMISSIONS INSURANCE: Upon exercise of the Option, Purchaser shall cause Seller to be added as an additional insured under the Project’s general liability and errors and omissions policy in connection with the Project, if any, subject to the terms and conditions of said policy, including any deductible or policy limits; provided, however, the inclusion of Seller on such policy will not relieve Seller from Seller’s representations, warranties and indemnities contained herein.

16.  PREMIERES/FESTIVALS: Upon condition that Seller shall fully perform all services and obligations required to be performed by her hereunder, and provided that Seller is not in material, uncured default hereunder, Purchaser shall invite Seller and one (1) guest to attend all celebrity premieres and film festival screenings, if any, of the Project. In the event any such premiere or festival screening is more than fifty (50) miles from Seller’s then current place of residence, Purchaser shall use reasonable good faith efforts to require the distributor of the Project to provide Seller with the following: (i) one (1) round- trip first class air transportation, if available and if used, for Seller and Seller’s guest; (ii) reasonable first class hotel accommodations (room and tax only); and (iii)   reasonable expenses incurred in connection with or arising from the attendance of Seller and Seller’s guest at any such premiere.

17.  DVD/BLU-RAY: Upon condition that Seller shall fully perform all of the services and obligations required to be performed by Seller hereunder and that Seller is not in material, uncured default hereunder, Seller shall be entitled to one (1) DVD, one (1) Blu-Ray copy, one (1) one-sheet of the Project, and one (1)  soundtrack  album  copy  upon  commercial  availability  of  the  same.

18. MISCELLANEOUS:

18.1  The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

18.2  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed therein.

18.3  This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes any prior understandings or agreements of the parties. Seller acknowledges that no representation or agreement not expressly contained in this Agreement has been made by Purchaser or any of its agents, employees or representatives. This Agreement may not be modified or amended except in writing signed by the party to be charged.

8

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PURCHASER:
Regnum Corp.

Mark Gustavson, CEO

SELLER:

9

EXHIBIT “A”

SHORT FORM OPTION

For good and valuable consideration, receipt of which is hereby acknowledged, [Producer] f/s/o [Seller] (“Seller”) hereby grants to Regnum Corp. (“Purchaser”), its successors, licensees and assigns, the exclusive and irrevocable right and option to purchase from Seller all motion picture, television (including free, pay, cable, live or otherwise), dramatic, audio-visual (by means of cassettes, discs and all other devices whether now or hereafter known), publication, live stage, radio and allied, ancillary and other rights of every kind and nature throughout the world in perpetuity, in and to those certain screenplays written by Seller presently entitled “[Title]” including the worldwide copyrights therein, and all additions thereto and the title, theme and characters thereof, all as set forth in that certain Option Agreement (“Agreement”) between Seller and Purchaser dated as of _______, 2020.

Seller and Purchaser acknowledge that this short form Option Agreement is subject to the terms of and should be read in conjunction with the Agreement, and in the event of any conflict between the provisions of this instrument and the Agreement, the provisions of the Agreement shall control.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of _________, 2020.

10